EXHIBIT 10.9

Macquarie Capital Markets Canada Ltd.

181 Bay Street Brookfield Place, Suite 3100 P.O. Box 830 Toronto, Ontario M5J 2T3 CANADA	Telephone Facsimile Internet	+1 (416) 848 3500 +1 (416) 848 3162 www.macquarie.com

15 January 2008

STRICTLY CONFIDENTIAL

Refinery Science Corp. 500 W. University Ave. 419 Burges Hall El Paso, TX 79968-0685

Attention: Mr David Rendina
President and Chief Executive Officer

Dear Sir,

Financing Engagement Agreement - Extension of Engagement

We refer to the Engagement Agreement entered into by Refinery Science Corp. and Orion Securities Inc. (now known as Macquarie Capital Markets Canada Ltd.) (“Macquarie”) on August 22, 2007 (the “Engagement Agreement”).

Capitalized expressions used in this letter have the meanings set out in the Engagement Agreement, unless otherwise stated.

Pursuant to clause 13 of the Engagement Agreement, Macquarie’s engagement was due to expire on December 31, 2007. The parties now wish to confirm in writing their agreement to extend the term of the engagement until February 28, 2008. By signing this letter below each of the Company and Macquarie confirm their agreement to vary clause 13 of the Engagement Agreement by deleting the words “December 31, 2007” and substituting “February 28, 2008”.

Would you please confirm your agreement to the terms of this extension letter by signing a copy of this letter and returning an original to us (Attention: Scott P. Hayduk, facsimile number (403) 263-9794).

We look forward to working with you towards a successful conclusion to the Offering.

Yours sincerely
Macquarie Capital Markets Canada Ltd.

Lee A. Pettigrew	Scott Hayduk
Managing Director	Vice President
Macquarie Capital Advisers	Macquarie Capital Advisers

Macquarie Capital Markets Canada Ltd. is not an authorised deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia), and Macquarie Capital Markets Canada Ltd.'s obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542. Macquarie Bank Limited does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Capital Markets Canada Ltd.

Macquarie Capital Markets Canada Ltd.	2

Accepted for and on behalf of Refinery Science Corp.:

Signature:___________________________________________

Name:______________________________________________

Title:_______________________________________________

Date:_______________________________________________

(The Signatory warrants that he/she is duly authorised by Refinery Science Corp. to enter into this agreement on its behalf).